Exhibit 99.1

DATALINK REPORTS 2011 THIRD QUARTER AND NINE MONTH OPERATING RESULTS

Record Third Quarter and Nine Month Revenues Up 30% and 31% Year-Over-Year, Respectively

CHANHASSEN, Minn., October 19, 2011 — Datalink (Nasdaq: DTLK), a leading provider of data center infrastructure and services, today reported results for its third quarter and nine month period that ended September 30, 2011.  Revenues for the quarter ended September 30, 2011, increased 30% to $90.1 million compared to $69.2 million for the prior-year period.  Revenues for nine months ended September 30, 2011, increased 31% to $265.3 million compared to $202.6 million for the nine months ended September 30, 2010.

GAAP Results

On a GAAP basis, the company reported net earnings of $2.8 million or $0.16 per diluted share for the third quarter ended September 30, 2011.  This compares to net earnings of $771,000 or $0.06 per diluted share in the third quarter of 2010.  For the nine months ended September 30, 2011, the company reported net earnings of $7.2 million, or $0.45 per diluted share, compared to a net loss of $115,000, or $0.01 per diluted share, for the nine months ended September 30, 2010.

Non-GAAP Results

Non-GAAP net earnings for the third quarter of 2011 were $3.5 million, or $0.21 per diluted share, compared to non-GAAP net earnings of $1.4 million or $0.11 per diluted share, in the third quarter of 2010.  For the nine months ended September 30, 2011, the company reported non-GAAP net earnings of $8.9 million, or $0.56 per diluted share, compared to net earnings of $2.2 million, or $0.17 per diluted share, for the nine months ended September 30, 2010.  A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

Paul Lidsky, Datalink President and CEO, commented, “Both revenue and earnings for the third quarter and first nine months of 2011 were records for Datalink.  In addition, this represents our tenth consecutive quarter of non-GAAP net earnings.  Our momentum from a record first half of 2011 has continued and our pipeline, and order flow in the first few weeks of the quarter indicate that this momentum should continue through the fourth quarter.”

Significant accomplishments for the third quarter of 2011 include:

•      Continued growth in multi-million dollar accounts among Global 1000 companies. In the first nine months of 2011, we had 52 customers purchase over $1 million of product and services from Datalink as compared to 37 customers in the first nine months of 2010.  In addition, the company acquired 69 new customers in the third quarter of 2011.

•      Validating Datalink’s commitment to customer intimacy as a cornerstone of its go-to-market strategy to deliver premier services to our customers, the company experienced a 14% increase in services to a record $34.5 million in the third quarter.

•      On October 3, 2011 Datalink acquired the assets of Midwave Corporation, doubling the company’s footprint in the Twin Cities and making it the dominant data center services and infrastructure provider in the region.  The acquisition also doubles Datalink’s Cisco technology and services revenues, expands its managed services portfolio with the addition of a data center infrastructure monitoring service, adds an established security practice including product, services and consulting, and doubles the size of its consulting services team.

•      Datalink exited the quarter with a strong balance sheet.  The company’s working capital increased $5.5 million to $51.6 million, with no debt outstanding.  After the Midwave acquisition the company will still have working capital in excess of $35 million, cash and investments of approximately $20 million and no debt.

Outlook

Based on the company’s backlog, sales pipeline, and the results from the acquisition of Midwave, we expect revenues to be between $110 million and $115 million for the fourth quarter of 2011.  This compares to revenues of $91.1 million in the fourth quarter of 2010.  Fourth quarter 2011 net earnings are anticipated to be between $0.17 and $0.22 per diluted share on a GAAP basis, and net earnings to be between $0.22 and $0.27 per diluted share on a non-GAAP basis.  This guidance includes an expected $15 million of revenues from the Midwave acquisition in the fourth quarter.

Non-GAAP earnings per share exclude the effect of acquisition accounting adjustments from the Incentra acquisition to deferred revenue and costs, integration and transaction costs related to acquisitions, stock-based compensation expense, amortization of intangible assets, and the related effects on income taxes. The company estimates this total effect will be approximately $0.05 per diluted share for the fourth quarter of 2011.

Effect of Accounting Change

Effective January 1, 2011, the company was required to adopt a new revenue recognition accounting standard.  This new standard, which applies to all resellers of computer hardware, requires that the company now recognize product revenues upon shipment versus upon installation under its old revenue recognition method.  Accordingly the company’s third quarter and nine months of 2011 results reflects this new revenue recognition policy.  The company’s revenue for the first nine months of 2011 includes $8.6 million of revenues that were recognized in the first nine months of 2011 that would have been recognized in the fourth quarter of 2010 if the company had been recognizing revenue upon shipment in 2010.

Conference Call and Webcast Today

Datalink will hold a conference call at 4:00 p.m. central time, during which Datalink’s president and chief executive officer, Paul Lidsky, and vice president of finance and chief financial officer, Greg Barnum, will discuss company results and provide a business overview. Participants can access the conference call by dialing (877) 277-9804. Participants will be asked to identify the Datalink conference call and provide the designated identification number (15261354). A live Webcast of the conference call can be heard via Datalink’s website at www.datalink.com.

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced networks, and business continuity. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  This press release contains forward-looking statements, including our internal projections of anticipated 2011 results, which reflect our views regarding future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated.  The words “aim, “believe,” “expect,” “anticipate,” “intend,” “estimate”, “should” and other expressions which indicate future events and trends identify forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to:  the level of continuing demand for storage, including the effects of current economic and credit conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with integrating our acquisition of Midwave Corporation or any possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Further, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably.  We cannot assure that we can grow or maintain our revenue and backlog from current levels.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of acquisition intangible assets, integration and transaction costs related to acquisitions and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. We believe that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

# # #

Company Contacts:

Investors & Analysts:

Greg Barnum

Vice President and CFO

Phone:  952-279-4816

Email:  gbarnum@datalink.com

Media & Alliances:

S&S Public Relations, Inc.

Mallory Primm

Phone: 847-415-9301

Email: mprimm@sspr.com

Investor Relations:

Kim Payne

Investor Relations Coordinator

Phone:  952-279-4794

Fax:      952-944-7869

Email:  einvestor@datalink.com

website: www.datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net sales:
Products	$55,671	$39,166	$167,811	$121,332
Services	34,469	30,054	97,504	81,307
Total net sales	90,140	69,220	265,315	202,639

Cost of sales:
Cost of products	42,963	30,014	128,156	93,995
Cost of services	25,937	22,264	73,485	60,056
Amortization of intangibles	—	277	—	831
Total cost of sales	68,900	52,555	201,641	154,882
Gross profit	21,240	16,665	63,674	47,757
Operating expenses:
Sales and marketing	8,760	8,270	27,321	24,035
General and administrative	3,927	3,361	11,451	10,686
Engineering	3,886	3,730	12,091	11,986
Other income	(574)	(503)	(574)	(503)
Integration and transaction costs	—	—	—	581
Amortization of intangibles	382	382	1,147	1,147
Total operating expenses	16,381	15,240	51,436	47,932
Earnings (loss) from operations	4,859	1,425	12,238	(175)
Interest income (expense)	(8)	3	(4)	11
Earnings (loss) before income taxes	4,851	1,428	12,234	(164)
Income tax expense (benefit)	2,058	657	4,996	(49)
Net earnings (loss)	$2,793	$771	$7,238	$(115)

Earnings (loss) per common share:
Basic	$0.17	$0.06	$0.47	$(0.01)
Diluted	$0.16	$0.06	$0.45	$(0.01)
Weighted average common shares outstanding:
Basic	16,432	12,821	15,488	12,783
Diluted	16,963	12,909	15,962	12,783

DATALINK CORPORATION

BALANCE SHEETS

(In thousands, except share data)

	September 30,	December 31,
	2011	2010
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$30,820	$8,988
Short term investments	4,241	—
Accounts receivable, net	50,918	57,779
Inventories	662	2,210
Current deferred customer support contract costs	52,213	48,715
Inventories shipped but not installed	3,239	7,191
Income tax receivable	466	1,064
Other current assets	454	607
Total current assets	143,013	126,554
Property and equipment, net	2,106	2,126
Goodwill	23,146	23,146
Finite life intangibles, net	4,072	5,219
Deferred customer support contract costs non-current	24,924	18,742
Other assets	327	285
Total assets	$197,588	$176,072

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$14,012	$28,749
Accrued commissions	2,536	3,546
Accrued sales and use tax	767	1,414
Accrued expenses, other	4,187	3,427
Deferred taxes	3,188	3,723
Customer deposits	1,841	2,209
Deferred revenue from customer support contracts	64,688	61,571
Other current liabilities	150	279
Total current liabilities	91,369	104,918
Deferred income taxes	925	203
Deferred revenue from customer support contracts non-current	30,234	23,284
Other liabilities non-current	116	212
Total liabilities	122,644	128,617

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 17,531,236 and 13,569,533 shares issued and outstanding as of September 30, 2011 and December 31, 2010, respectively	17	14
Additional paid-in capital	63,580	43,332
Retained earnings	11,347	4,109
Total stockholders’ equity	74,944	47,455
Total liabilities and stockholders’ equity	$197,588	$176,072

DATALINK CORPORATION

RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net earnings (loss) on a GAAP basis	$2,793	$771	$7,238	$(115)
Adjustments:
Amortization of intangible assets	—	277	—	831
Purchase accounting adjustment to Incentra and MCSI deferred revenue and cost, net	23	127	92	783
Total gross margin adjustments	23	404	92	1,614

Stock based compensation expense included in sales and marketing	276	135	393	314
Stock based compensation expense included in general and administrative	240	125	848	359
Stock based compensation expense included in engineering	169	76	369	229
Integration and transaction costs	—	—	—	581
Amortization of intangible assets	382	382	1,147	1,147
Total operating expense adjustments	1,067	718	2,757	2,630

Income tax expense	366	516	1,162	1,897

Non-GAAP net earnings	$3,517	$1,377	$8,925	$2,232

Non-GAAP net earnings per share - Basic	$0.21	$0.11	$0.58	$0.17
Non-GAAP net earnings per share - Diluted	$0.21	$0.11	$0.56	$0.17

Shares used in non-GAAP per share calculation - Basic	16,432	12,821	15,488	12,783
Shares used in non-GAAP per share calculation - Diluted	16,963	12,909	15,962	12,890

DATALINK CORPORATION

STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2011	2010

Cash flows from operating activities:
Net earnings (loss)	$7,238	$(115)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Provision for bad debts	(6)	14
Depreciation	716	681
Amortization of finite lived intangibles	1,147	1,978
Deferred income taxes	187	—
Stock based compensation expense	1,670	902
Changes in operating assets and liabilities, in 2010 net of effects of acquisition:
Accounts receivable, net	6,867	8,185
Inventories	5,500	(8,383)
Deferred costs/revenues/customer deposits, net	19	7,637
Accounts payable	(14,737)	(5,772)
Accrued expenses	(897)	71
Income tax payable	598	456
Other	(114)	(228)
Net cash provided by operating activities	8,188	5,426

Cash flows from investing activities:
Sale of short term investments	5,737	2,730
Purchase of short term investments	(9,978)	—
Purchases of property and equipment	(696)	(1,027)
Net cash provided by (used in) investing activities	(4,937)	1,703

Cash flows from financing activities:
Proceeds from stock offering, net of offering costs	17,453	—
Payment of note payable due to seller of acquired business	—	(3,000)
Excess tax from stock compensation	287	(28)
Proceeds from issuance of common stock from option exercise	841	251
Tax withholding payments reimbursed by restricted stock	—	(100)
Net cash provided by (used in) financing activities	18,581	(2,877)

Increase in cash and cash equivalents	21,832	4,252
Cash and cash equivalents, beginning of period	8,988	12,901
Cash and cash equivalents, end of period	$30,820	$17,153

Supplemental cash flow information:
Cash paid for income taxes	$4,010	$62
Cash received for income tax refunds	$113	$538